EX-23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated December 20, 2007, relating to the financial statements of China Pacific Acquisition Corp., and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ e-Fang Accountancy Corp., & CPA

City of Industry, USA
December 28, 2007